UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 23, 2013

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On September 23, 2013, Patrick Industries, Inc. (“Patrick” or the “Company”) issued a press release (the “Press Release”) announcing the completion of the acquisition of the business and certain assets of Goshen, Indiana-based John H. McDonald Co., Inc., d/b/a Westside Furniture (“Westside”), a wholesale supplier of La-Z-Boy® recliners and the Serta® Trump Home™ mattress line, among other furniture products, to the recreational vehicle industry.

Patrick will continue to operate the wholesale furniture business on a stand-alone basis under the Westside Furniture brand name in its existing 53,000 square foot leased facility. The net purchase price of approximately $8.7 million was funded under the Company’s existing credit facility. The Company expects the acquisition to be accretive to 2013 earnings per share. Westside, with projected 2013 annual revenues of approximately $17 million, marks the Company’s third business acquisition this year.

A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1      Press Release issued September 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: September 23, 2013	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer